Exhibit 23.2

SRK Consulting (U.S.), Inc.
Suite 600
1125 Seventeenth Street
Denver, CO 80202
T: 303.985.1333
F: 303.985.9947
denver@srk.com
www.srk.com

CONSENT OF SRK CONSULTING (U.S.), INC.

SRK Consulting (U.S.), Inc., as independent mining engineers, hereby consents to the use by MP Materials Corp. (the “Company”) of information contained in our reserves and resource studies relating to the proven and probable rare earth mineral reserves of the Company’s Mountain Pass mine property, or incorporation by reference of such information in the Company’s Registration Statements on Form S-3 and in any prospectuses, amendments or supplements thereto. We also consent to the reference to SRK Consulting (U.S.), Inc. in those filings and any amendments thereto.

/s/ SRK Consulting (U.S.), Inc.

For: SRK Consulting (U.S.), Inc.

Dated: December 3, 2021

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